Jupiter Wellness Expands Distribution Platform With Acquisition Of SRM Entertainment

Jupiter, FL – Accesswire - December 3, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of skin care products, lotions, medical therapeutics and wellness products today announced the acquisition of SRM Entertainment, LTD from Vinco Ventures, Inc. (Nasdaq: BBIG). Under the financial terms of the deal, Jupiter Wellness will issue 200,000 shares of its restricted common stock for 100% of SRM. SRM’s management has additional incentives whereby it will receive 2% of gross sales of the Company’s products if sales of the Company’s products exceed $12 million in 2021. See the Current Report on Form 8-k filed with the SEC for details of the transaction.

Founded in 1979, SRM is an award-winning innovation company, with over 30 years of success designing, manufacturing and selling creative products and services globally to customers including Fortune 500 companies. SRM has offices in the US and Hong Kong. Hong Kong has a staff of four which handle sales to Asian accounts, sourcing, factory relations, quality control, and logistics. Our U.S. entity (SRM Idea Lab) has two employees who handle sales to US and European accounts, product design and product development, engineering, and domestic distribution. In the 90s, SRM expanded their customer base to include theme parks moving into categories which included souvenirs and food containers. SRM has established itself as an award-winning OEM preferred vendor offering innovative products to the leading theme parks in Orlando, Florida and worldwide. Additionally, SRM has been expanding further into the hospitality industry, now offering products to theme hotels.

“This acquisition represents a strong commitment to growing the distribution of one of our core brands, our Patent pending CaniSun suncare line,” stated, Brian John CEO of Jupiter Wellness. “Access to travelers searching for Sun & Fun is where we want to be. SRM provides an innovative opportunity to expand into the leading theme parks in Orlando, Florida and worldwide. Additionally, SRM has been expanding further into the hospitality and entertainment industries. We’re excited to leverage established channels with preferred vendor relationships to grow our brands.”

“While we don’t know how long the current downturn will continue to impact attendance at major theme parks globally, we’re confident this acquisition makes sense and positions Jupiter Wellness to capitalize on an anticipated return to normalcy,” Mr. John, concluded.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its robust distribution platform.

For additional information, please visit www.JupiterWellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

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Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@JupiterWellnessinc.com